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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Aeropostale, Inc. on Form S-8 of our report dated March 26, 2002 (except for note 19, as to which the date is May 10, 2002), incorporated by reference in the Registration Statement on Form S-1 (Reg. No. 333-84056), of Aeropostale, Inc. for the fiscal year ended August 4, 2001 and six months ended February 2, 2002.


/s/ DELOITTE & TOUCHE LLP


New York, New York
July 1, 2002